Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT (this “Amendment”) is entered into effective as of February 13, 2013 (the “Effective Date”), among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation (“Borrower”), the undersigned lenders party to the Credit Agreement (the “Lenders”), Union Bank, N.A., in its individual capacity as an assignor and resigning Administrative Agent and resigning Issuing Bank hereunder (“Union Bank”) and in its capacity as resigning Administrative Agent (“Prior Agent”), Amegy Bank National Association, in its individual capacity as an assignor (and together with Union Bank, the “Assignors”) and SOCIÉTÉ GÉNÉRALE, in its individual capacity as an assignee (“Assignee”) and successor Administrative Agent and successor Issuing Bank hereunder (“SocGen”).

RECITALS

A.          Borrower, the Lenders and Prior Agent are parties to a Credit Agreement dated as of August 10, 2011, as amended by that certain First Amendment and Limited Waiver to Credit Agreement and Assignment, dated as of September 30, 2012 (as amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.          Borrower has requested certain amendments to the Credit Agreement as set forth herein and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend the Credit Agreement.

C.          Each Assignor wishes to assign a certain percentage of its rights and obligations under the Credit Agreement to Assignee, pursuant to the terms hereof and after the assignment and acceptance of the rights and obligations between Assignors and Assignee, as set forth herein, Assignee shall be a “Lender”.

E.          Union Bank is resigning as administrative agent and Issuing Bank subject to the terms and conditions of this Amendment and the Agency Transfer Agreement (as defined below).

F.           SocGen is appointed as successor Administrative Agent and Issuing Bank subject to the terms and conditions of this Amendment and the Agency Transfer Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.

2.           Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of successor Administrative Agent), unless waived in writing by successor Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A.          Second Amendment to Credit Agreement. This Amendment shall be in full force and effect.

B.          Notes. Borrower shall have executed and delivered a replacement Note to Union Bank and a Note to SocGen.

C.          Secretary Certificate. The successor Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other duly authorized officer satisfactory to the successor Administrative Agent of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or equivalent body) authorizing the execution, delivery and performance of this Amendment and amendments to Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws or certificate of formation and partnership agreement or certificate of formation and limited liability company agreement (as the case may be) of the Borrower, and each Guarantor, certified as being true and complete. The successor Administrative Agent and the Lenders may conclusively rely on such certificate until the successor Administrative Agent receives notice in writing from the Borrower to the contrary.

D.          Good Standings. The successor Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

E.          Loan Documents. The Loan Documents and amendments and supplements to Loan Documents listed in Annex II attached hereto shall have been executed and delivered to successor Administrative Agent by each Loan Party party thereto, and where appropriate, properly acknowledged, witnessed and notarized.

F.          Agency Transfer Agreement. The parties hereto shall have entered into the Resignation, Consent and Appointment Agreement dated as of the date hereof (the “Agency Transfer Agreement”).

G.          Termination of Intercreditor Agreement. That certain Intercreditor Agreement, dated as of November 23, 2011 (as amended prior to the date hereof, the “Intercreditor Agreement”), by and among BP Energy Company (as successor to BP Corporation North America Inc.), Borrower and Union Bank shall have been terminated.

H.          Security Instruments. The successor Administrative Agent shall be satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a), (b), (c) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 85% of the present value of the Borrower’s Proved Reserves evaluated in the Reserve Report delivered to SocGen in connection with this Amendment with such adjustments as SocGen desires in it sole discretion.

I.          Satisfactory Title. The successor Administrative Agent shall have received title opinions and other title information and data as the successor Administrative Agent may reasonably request satisfactory to the successor Administrative Agent setting forth the status of title to at least 85% of the present value of the Borrower’s Proved Reserves evaluated in the Reserve Report delivered to SocGen in connection with this Amendment with such adjustments as SocGen desires in it sole discretion.

J.          Insurance. The successor Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12 of the Credit Agreement and naming successor Administrative Agent as loss payee or additional insured, as applicable.

K.          Fees and Expenses. Prior Agent and successor Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Prior Agent and successor Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents in connection herewith, and successor Administrative Agent shall have received all fees due and payable pursuant to that certain Letter, dated as of December 20, 2012, by and between Borrower and successor Administrative Agent (the “Expenses and Indemnity Letter”).

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L.          Representations and Warranties; No Defaults. The Borrower shall have confirmed and acknowledged to the successor Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower does hereby confirm and acknowledge to the successor Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

M.          Borrowing Base Utilization. The Borrowing Base Utilization Percentage shall be 90% or less.

N.          Patriot Act and Know-Your-Customer Disclosures. The successor Administrative Agent and each Lender shall have received all Patriot Act and “know-your-customer” disclosures reasonably requested by them prior to execution of this Amendment.

O.          Other Documents. Borrower shall have delivered to successor Administrative Agent such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as successor Administrative Agent may reasonably request.

3.            Post-Closing Condition. The continued obligation of each Lender under the Credit Agreement is subject to:

A.          Borrower, successor Administrative Agent and Amegy Bank National Association, within thirty (30) days after the Effective Date, entering into a Deposit Account Control Agreement with respect to all of Borrower’s operating and depository accounts maintained with Amegy Bank National Association.

B.          Borrower shall have caused all of its existing crude oil and natural gas Swap Agreements to be novated to a Lender or Affiliate of a Lender on or prior to March 1, 2013.

C.          If Borrower fails to consummate its acquisition of certain Oil and Gas Properties from Addison Oil, L.L.C., a Delaware corporation, or any of its affiliates, by April 15, 2013, Borrower shall unwind Swap Agreements for natural gas in aggregate notional volumes of at least 207,000 mmbtu.

4.           Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 2 hereof, the Credit Agreement is amended as follows:

A.          The preamble to the Credit Agreement is amended and restated in its entirety as follows:

“THIS CREDIT AGREEMENT dated as of August 10, 2011 is among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; and SOCIÉTÉ GÉNÉRALE (in its individual capacity, “SocGen”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).”

B.          The following new definitions are added to Section 1.02 of the Credit Agreement in proper alphabetical order:

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Expenses and Indemnity Letter” means that certain Letter, dated as of December 20, 2012, by and between Borrower and SocGen.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Participant Register” has the meaning specified in clause (iii) of Section 12.04(c).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Required Lenders” means, at any time, (a) if there are three or fewer Lenders, Lenders having 100% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)), and (b) if there are more than three Lenders, Lenders having Loans, LC Exposure and unused Commitments representing more than 66 2/3% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that, in either case, the Loans, LC Exposure and Commitment of any Defaulting Lender shall be disregarded for purposes of making a determination of Required Lenders.

“SocGen” means Société Générale.

“Withholding Agent” means the Borrower and the Administrative Agent.

C.          The following definitions in Section 1.02 of the Credit Agreement are amended and restated in their entirety as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Level	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
1	<25%	2.250%	1.250%	0.500%
2	>25% <50%	2.500%	1.500%	0.500%
3	>50% <75%	2.750%	1.750%	0.500%
4	>75%<90%	3.000%	2.000%	0.500%
5	>90%	3.250%	2.250%	0.500%

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Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until such time as such Reserve Report has been delivered.

“Arranger” means SG Americas Securities, LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.

“EBITDA” means, for any twelve-month period (except as otherwise expressly provided) ending on the last day of any fiscal quarter, consolidated net income, excluding any non-cash revenue or expense associated with Swap Agreements resulting from ASC 815 and any cash revenue (but not loss) associated with the assignment, unwinding or termination of Swap Agreements during such period, plus without duplication and to the extent deducted from revenues in determining consolidated net income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depletion, depreciation and amortization for such period, and (d) all other non-cash charges, all determined on a consolidated basis with respect to Borrower and its Subsidiaries in accordance with GAAP, using the results of the twelve-month period ending with that reporting period (except as otherwise herein provided).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Issuing Bank” means SocGen, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Affidavit of Payment of Trade Bills, the Property Certificate, the Reconciliation Schedule, the Expenses and Indemnity Letter, and the Security Instruments, together with any and all renewals, extensions and restatements of, and amendments and modifications to, any such agreements, documents and instruments, but excluding any Lender Swap Agreements.

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“Majority Lenders” means, at any time, (a) if there are two or fewer Lenders, Lenders having 100% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)), and (b) if there are more than two Lenders, Lenders having Loans, LC Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that, the Loans, LC Exposure and Commitment of any Defaulting Lender shall be disregarded for purposes of making a determination of Majority Lenders.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

D.          The definition of “Union Bank” in Section 1.02 of the Credit Agreement is deleted in its entirety.

E.           Section 2.07(b) of the Credit Agreement is amended by deleting the text “twenty percent (20%)” in its entirety and replacing it with the text “five percent (5%)”.

F.           Section 2.07(c)(iii) of the Credit Agreement is amended by deleting each reference to the text “Majority Lenders” in its entirety and replacing it with the text “Required Lenders”.

G.           Section 2.07(d) of the Credit Agreement is amended by deleting the text “Majority Lenders” in its entirety and replacing it with the text “Required Lenders”.

H.           Section 2.07(e)(ii) of the Credit Agreement is amended by deleting the text “Majority Lenders” in its entirety and replacing it with the text “Required Lenders”.

I.            Section 2.09(a) of the Credit Agreement is amended by deleting the text “80% of the Recognized Value of all of their Oil and Gas Properties” in its entirety and replacing it with the text “85% of the present value of the Borrower’s Proved Reserves with such adjustments as the Administrative Agent desires in it sole discretion”.

J.            Section 5.03 of the Credit Agreement is amended to read in its entirety as follows:

“Section 5.03.        Taxes.

(a)          Defined Terms. For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b)          Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(c)          Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)          Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)          Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)          Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

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(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

K.                  Article VII is hereby amended by adding the following new Section 7.24 immediately following Section 7.23:

“Section 7.24.          Foreign Corrupt Practices. No Loan Party, nor any director, officer, agent, employee or Affiliate of any Loan Party is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Loan Parties and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

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L.          Section 8.13(a) of the Credit Agreement is amended by deleting the text “80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report” in its entirety and replacing it with the text “85% of the present value of the Borrower’s Proved Reserves evaluated by such Reserve Report with such adjustments as the Administrative Agent desires in it sole discretion”.

M.          Section 8.13(b) of the Credit Agreement is amended by deleting the text “80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report” in its entirety and replacing it with the text “85% of the present value of the Borrower’s Proved Reserves evaluated by such Reserve Report with such adjustments as the Administrative Agent desires in it sole discretion”.

N.          Section 8.13(c) of the Credit Agreement is amended to read in its entirety as follows:

“(c)       If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 85% of the present value of the Borrower’s Proved Reserves evaluated by such Reserve Report with such adjustments as the Administrative Agent desires in it sole discretion, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the present value of the Borrower’s Proved Reserves with such adjustments as the Administrative Agent desires in it sole discretion. This new Borrowing Base shall become effective immediately after receipt of such notice.”

O.          Section 8.16 of the Credit Agreement is amended to read in its entirety as follows:

“Section 8.16.          Principal Depository. The Borrower shall maintain Amegy Bank National Association as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.”

P.          Section 9.12 of the Credit Agreement is amended by deleting the text “Section 2.07(a)” in its entirety and replacing it with the text “Section 2.07(b)”.

Q.          The Administrative Agent and Issuing Bank notice addresses in Section 12.01 of the Credit Agreement are amended and restated in their entirety as follows:

“if to the Administrative Agent, to it at

Société Générale

480 Washington Blvd., 20th floor

Jersey City, NJ 07310

Attn:      Ann Mc-Donough/Cheriese Brathwaite, Portfolio Administrator

Phone:   (201) 839-8461/(201) 839-8460

Fax:      (201) 693-4233

Email:      ”

“if to the Issuing Bank, to it at

Société Générale

480 Washington Blvd., 20th floor

Jersey City, NJ 07310

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Page 10

Attn:    Ann Mc-Donough/Cheriese Brathwaite, Portfolio Administrator

Phone: (201) 839-8461/(201) 839-8460

Fax:      (201) 693-4233

Email:      ”

R.          Section 12.04(c)(ii) is hereby amended by deleting the text “Section 5.03(e)” in its entirety and replacing it with the text “Section 5.03(g)”.

S.          Section 12.04(c) is hereby amended by adding the following clause (iii) immediately following clause (ii):

“(iii)          Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

T.          Section 12.11(b) is amended to read in its entirety as follows:

“(b)          to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority),”

U.          Article XII of the Credit Agreement is amended by adding the following new Section 12.16 immediately following Section 12.15:

“Section 12.16.          Flood Insurance. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Properties” under the Mortgages and no Building or Manufactured (Mobile) Home shall be encumbered by the Security Instruments. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.”

V.           Article XIII of the Credit Agreement is amended to read in its entirety as follows:

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Page 11

“ARTICLE XIII

Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.”

W.          Each reference to “Union Bank, N.A.” in the exhibits to the Credit Agreement is deleted and replace with “Société Générale”.

X.          The Credit Agreement is amended by adding Exhibits J-1, J-2, J-3 and J-4 attached hereto as Exhibits A-1, A-2, A-3 and A-4, respectively.

5.            Assignment.

A.          Each Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty other than as expressly provided herein, and Assignee hereby purchases and assumes from each Assignor, (i) such percentage in and to all of such Assignor’s rights and obligations under the Credit Agreement as a Lender (including, without limitation, such percentage interest in the Loans owing to such Assignor and such Assignor’s risk participation and funded participation in LC Obligations existing as of the date hereof (prior to the effectiveness of this Assignment) that would result in the Assignors and the Assignee having the respective Applicable Percentage of the Maximum Credit Amount set forth in Annex I attached hereto, and (ii) to the extent permitted to be assigned under applicable law, such percentage in and to all of each Assignor’s right, title and obligations in all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”); provided however, the Assigned Interest shall not include all indemnities and other obligations contained in the Credit Agreement and the Loan Documents which expressly survive the assignment of such Assignor’s rights and obligations (the “Reserved Obligations”). For avoidance of doubt the Reserved Obligations are hereby expressly reserved and retained for all purposes by each Assignor. Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by each Assignor. After giving effect to the sale and assignment pursuant to this Section 5, Annex I to the Credit Agreement shall be replaced with Annex I attached to this Amendment and the Commitments and Applicable Percentages held by each Lender shall be as follows:

(a)   Société Générale will have a Commitment of $22,000,000 (68.75% of the $32,000,000 Borrowing Base).

(b)   Union Bank, N.A. will have a Commitment of $10,000,000 (31.25% of the $32,000,000 Borrowing Base).

B.          Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of its respective Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created through or under such Assignor but not otherwise and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Page 12

C.          The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the successor Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the successor Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

D.          From and after the Effective Date, the successor Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to each Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

6.           Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute this Amendment and the other documents executed in connection herewith and this Amendment and such other documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

7.           No Further Amendments. Except as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8.           Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, successor Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Page 13

9.           Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents (other than the waiver of the Specified Default), or (b) to prejudice any right or rights which successor Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

10.           Confirmation of Security. Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Amendment.

11.           Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

12.           Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.

13.           Entirety, Etc. This Amendment, the Expenses and Indemnity Letter and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT, THE EXPENSES AND INDEMNITY LETTER AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The rest of this page is intentionally left blank; the signature pages follow.]

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Page 14

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By:	/s/ Kirk Sprunger
Kirk Sprunger, Secretary and Treasurer

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Signature Page

PRIOR AGENT, RESIGNING ISSUING BANK,

LENDER AND ASSIGNOR:

UNION BANK, N.A.

By:	/s/ Damien G. Meiburger
Name: Damien G. Meiburger
Title: Senior Vice President

SUCCESSOR ADMINISTRATIVE AGENT, SUCCESSOR ISSUING BANK,

LENDER AND ASSIGNEE:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Elena Robciuc
Name: Elena Robciuc
Title: Director

ASSIGNOR:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ William B. Robinson
William B. Robinson
Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT– Signature Page

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Société Générale	68.75%	$85,937,500.00
Union Bank, N.A.	31.25%	$39,062,500.00
TOTAL	100.00%	$125,000,000.00

ANNEX I, List of Maximum Credit Amounts

ANNEX II
LOAN DOCUMENTS

1.     Second Amendment to Unconditional Guaranty of The Yuma Companies, Inc., dated as of February 13, 2013, by and between The Yuma Companies, Inc. and Société Générale, as Administrative Agent.

2.     Second Amendment to Security Agreement, dated as of February 13, 2013, by and between Yuma Exploration and Production Company, Inc. and Société Générale, as Administrative Agent.

3.     Assignment and Second Amendment to Consolidated Amended and Restated Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage and Assignment, dated as of February 13, 2013, by and between Yuma Exploration and Production Company, Inc. and Société Générale, as Administrative Agent, to be filed of record in the following Louisiana parishes: Lafourche, Livingston, Plaquemines, St. Bernard, St. Helena, and Vermilion Parish.

4.     Assignment and First Amendment to Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage and Assignment, dated as of February 13, 2013, by and between Yuma Exploration and Production Company, Inc. and Société Générale, as Administrative Agent, to be filed of record in the following Louisiana parishes: Assumption, Calcasieu, Lincoln, Plaquemines, St. Helena, Livingston, Vermilion, Lafourche and St. Bernard.

ANNEX II, Loan Documents

EXHIBIT A-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of August 10, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Société Générale, as Administrative Agent, Yuma Exploration and Production Company, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.02(g)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT A-1

EXHIBIT A-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of August 10, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Société Générale, as Administrative Agent, Yuma Exploration and Production Company, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.02(g)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT A-2

EXHIBIT A-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of August 10, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Société Générale, as Administrative Agent, Yuma Exploration and Production Company, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.02(g)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT A-3

EXHIBIT A-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of August 10, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Société Générale, as Administrative Agent, Yuma Exploration and Production Company, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.02(g)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT A-4